UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 5, 2020

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2020, the Board of Directors (the “Board”) of NXP Semiconductors N.V. (the “Company”) unanimously nominated Kurt Sievers to be appointed as President and Chief Executive Officer, effective upon the approval of the Company’s shareholders. Mr. Sievers joined the Company in 1995 and has been a member of the executive management team since 2009. In September 2018 Mr. Sievers was appointed as President of the Company, with direct oversight and management of all the Company’s business lines. The Board of Directors will propose the appointment of Mr. Sievers as Executive Director and Chief Executive Officer at the Company’s annual general meeting of shareholders scheduled for May 27, 2020. Upon Mr. Sievers appointment, Mr. Clemmer will serve as a strategic advisor to the Company.
In connection with his nomination as Executive Director and President/CEO, Mr. Sievers and the Company entered into a management agreement (the “Management Agreement”) and NXP Semiconductors Germany GmbH, a wholly owned indirect affiliate of the Company, and Mr. Sievers entered into an addendum to Mr. Sievers’ existing employment agreement (the “Secondment Addendum” and together with the Management Agreement, the “CEO Agreements”).
The CEO Agreements provide that effective May 27, 2020, subject to the condition that the Company’s annual general meeting of shareholders appoints Mr. Sievers as Executive Director and President/CEO, Mr. Sievers will serve in these capacities until the date of the following annual general meeting, and will be extended if NXP‘s general meeting reappoints Mr. Sievers as Executive Director and President/CEO of NXP. Under the CEO Agreements, effective upon his appointment as Executive Director and President/CEO on May 27, 2020, Mr. Sievers will receive a gross annual base salary of EUR 1 million and will be eligible for a cash bonus under the Company’s annual incentive plan, the on-target cash incentive percentage being 150% of the annual base salary for Mr. Sievers, with the maximum annual incentive opportunity to be equal to 200% of the at target cash incentive opportunity. The actual amount payable to Mr. Sievers as an annual cash bonus will be dependent upon the achievement of performance targets which are set every year by the compensation committee of the Board and which are expected to be substantially the same as the targets established under the plan for other executive officers of the Company. Depending on performance, the actual amount payable as an annual cash bonus to Mr. Sievers may be less than, greater than or equal to the stated target bonus (and could be zero). In connection with Mr. Sievers appointment as Executive Director and President/CEO, Mr. Sievers will be awarded long term incentive equity awards with a total grant value of USD 3 million, 30% in the form of restricted share units and 70% in the form of performance restricted share units, subject to substantially the same terms and conditions (including vesting and performance conditions) as established for other executive officers of the Company.
The CEO Agreements provide that in the event that Mr. Sievers employment is terminated at the initiative of the Company and other than for cause, Mr. Sievers will be entitled to a severance amount of two times the gross annual base salary and a pro-rata payment of the annual cash bonus, depending on achievement of the pay-out conditions and the period in which Mr. Sievers has performed actual work for the Company.
In connection with the announced transition, Mr. Clemmer has entered into an agreement with NXP USA, Inc. (“NXP USA”), a wholly owned indirect subsidiary of the Company (the “Advisory Agreement”). Under the Advisory Agreement, effective May 28, 2020, Mr. Clemmer will serve as strategic advisor to the Company’s Chief Executive Officer until October 31, 2021, unless terminated on an earlier date by NXP USA. During the term of the Advisory Agreement, Mr. Clemmer will be paid a bi-weekly salary of the US$ equivalent of EUR 46,153.86. Mr. Clemmer will be eligible for a cash bonus under the Company’s annual incentive plan for the period January 1, 2020 until May 28, 2020, but will not be entitled to a cash bonus or equity grants as of May 28, 2020. In the event Mr. Clemmer’s employment is terminated prior to October 31, 2021, other than for cause, he will be entitled to a fixed gross severance amount equal to the amount of the base salary he would have received from the date of termination of employment through October 31, 2021. The Advisory Agreement provides the Mr. Clemmer’s equity awards will continue to vest, subject to achieving the targets, through his employment under the Advisory Agreement, including any extensions thereof and accelerated vesting upon death and change of control would continue to apply during this period. Unless in the event of termination of Mr. Clemmer’s employment for cause, Reboot RSUs and Reboot PSUs granted on July 26, 2018 shall continue to vest until July 26, 2021 (full vesting), subject to achieving the targets. The Advisory Agreement contains non-compete and non-solicitation provisions that apply until the earlier of (i) one year from the end of his employment under the Advisory Agreement or (ii) June 1, 2022.

The foregoing descriptions are qualified by reference to the terms of the Management Agreement, the Secondment Addendum and the Advisory Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. A copy of the press release issued by the Company on March 5, 2020, is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Management Agreement dated March 5, 2020 between the Company and Kurt Sievers

10.2	Secondment Addendum dated March 5, 2020 between NXP Semiconductors Germany GmbH and Kurt Sievers

10.3	Agreement dated March 5, 2020 between NXP USA, Inc. and Richard L. Clemmer

99.1	Press release dated March 5, 2020 entitled: “NXP Semiconductors Announces Executive Transition”

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP Semiconductors N.V.

By:	/s/ Dr. Jean A.W. Schreurs
Name:	Dr. Jean A.W. Schreurs
Title:	SVP and Chief Corporate Counsel

Date: March 9, 2020